First Trust Advisors L.P.

120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

January 11, 2013

First Trust Portfolios L.P.

120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

Re: The First Trust GNMA Reinvestment Income Trust
"GRIT" Series 119

Gentlemen:

We have examined the Registration Statement File No. 333-185385 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.

Elizabeth H. Bull

Senior Vice President